EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 9, 2007, relating to the financial statements of Lpath, Inc. for the years ended December 31, 2006 and 2005, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ LevitZacks

LevitZacks
Certified Public Accountants
San Diego, California
June 25, 2007